EXHIBIT 24.1


                   POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints
Richard W. Ingman and Louis L. Ainsworth, and each or any one of them, his or her true and lawful attorneys-in-fact and agents, each acting along, with full powers of substitution and resubstitution, for or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration
Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents, each acting along, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated:  June 2, 1999

Signature                        Title
/s/ Winslow H. Buxton            Chairman,   President,    Chief
Winslow H. Buxton                Executive Officer and  Director
                                 (principal executive officer)

/s/ Richard W. Ingman            Executive  Vice  President  and
Richard W. Ingman                Chief     Financial     Officer
                                 (principal    financial     and
                                 accounting officer)

/s/ William J. Cadogan           Director
William J. Cadogan

/s/ Joseph R. Collins            Vice Chairman and Director
Joseph R. Collins

/s/ Barbara B. Grogan            Director
Barbara B. Grogan

/s/ Charles A. Haggerty          Director
Charles A. Haggerty

/s/ Harold V. Haverty            Director
Harold V. Haverty

/s/ Quentin J. Hietpas           Director
Quentin J. Hietpas

/s/ Stuart Maitland              Director
Stuart Maitland

/s/ Augusto Meozzi               Director
Augusto Meozzi

/s/ Richard M. Schulze           Director
Richard M. Schulze

/s/ Karen E. Welke               Director
Karen E. Welke